EXHIBIT 99.1

Stock Yards Bancorp, Inc. and Commonwealth Bancshares, Inc. to Merge

Stock Yards Creates Kentucky’s Premier Community Banking Franchise and Adds Significant Wealth and Trust Assets

LOUISVILLE, Ky., Aug. 03, 2021 (GLOBE NEWSWIRE) -- Stock Yards Bancorp, Inc. (“Stock Yards” or the “Company”) (NASDAQ: SYBT), the parent company of Stock Yards Bank & Trust Company today announced the signing of a definitive agreement for Stock Yards to acquire Commonwealth Bancshares, Inc. (“Commonwealth”), the parent company of Commonwealth Bank & Trust. The combined stock and cash transaction is expected to close during the fourth quarter of 2021, subject to approval of Commonwealth shareholders and completion of customary regulatory approval and closing conditions.

Management will host a conference call and webcast today at 11:00 a.m. (EDT) to discuss the proposed merger. Please see the Conference Call/Investor Presentation section for complete details.

Commonwealth, headquartered in Louisville, Kentucky, operates 16 total retail branches including 10 branches in Jefferson County, four in Shelby County and two in Northern Kentucky. As of June 30, 2021, Commonwealth reported approximately $1.3 billion in assets, $733 million in loans, $1.1 billion in deposits and $86 million in tangible common equity. Commonwealth also maintains a Wealth Management and Trust Department with total assets under management of $2.6 billion at June 30, 2021. The combined franchise will serve customers through 79 branches with total assets of approximately $7.4 billion, $4.9 billion in gross loans, $6.4 billion in deposits and $7.0 billion in trust assets under management.

Under the terms of the merger agreement, Commonwealth shareholders will have the right to receive 0.9267 shares of Stock Yards common stock and $11.20 in cash for each share of Commonwealth common stock with total consideration to consist of approximately 80% stock and 20% cash. Based upon the closing price of Stock Yards common stock of $47.64 on July 30, 2021, the implied per share purchase price is $55.35, with an aggregate transaction value of approximately $153 million. First full year earnings (2023) per share accretion is estimated at approximately 12% and the tangible book value per share dilution is expected to be earned back in less than two years under the crossover method including Current Expected Credit Loss (CECL) “Day 2” accounting treatment.

“We are excited to have Commonwealth and its dedicated employees join the Stock Yards team,” commented James A. (Ja) Hillebrand, Chairman and Chief Executive Officer of Stock Yards. “This combination brings together two local community banks based in Louisville, who are very like-minded with similar cultures. The transaction builds upon our market share in the Louisville market, as Commonwealth is the largest privately-held bank headquartered in the Louisville MSA, while also expanding our presence in Shelby County and Northern Kentucky. Additionally, and just as important, this combination significantly bolsters our wealth management capabilities, adding $2.6 billion in wealth and trust assets, and making Stock Yards the largest bank-owned Trust company in the state. We look forward to offering Commonwealth customers the same level of customer service they have come to expect, with an enhanced branch delivery system that stretches throughout Louisville, central, eastern and northern Kentucky, as well as the Cincinnati and Indianapolis metropolitan markets.”

John W. Key, President and CEO of Commonwealth commented, “Both banks have always been focused on providing great customer service, a strong commitment to the communities where they operate and an excellent environment for employees to perform and advance. We look forward to working with the management team at Stock Yards to create the leading community bank in the region.”

In addition, Laura Wells, who currently serves on Commonwealth’s Board of Directors, will be added to the Stock Yards Board following completion of the transaction.

Stephens Inc. served as financial advisor and Frost Brown Todd PLLC acted as legal counsel to Stock Yards. Keefe Bruyette & Woods, A Stifel Company, served as financial advisor and Squire Patton Boggs acted as legal counsel to Commonwealth.

Conference Call / Investor Presentation
Stock Yards executive management will host a conference call to discuss the strategic and financial implications of the transaction on Tuesday, August 3, 2021 at 11:00 a.m. (EDT). The call will also be broadcast live via the internet.

Interested investors may listen to the call live via webcast by visiting www.syb.com and clicking on the Investor Relations tab. Investment professionals are invited to call the toll-free dial-in number: 1-866-652-5200. A telephone replay will be available for two weeks at 1-877-344-7529 using the access code 10159253 and the webcast will be archived on the Company’s website www.syb.com for 90 days. A copy of the investor presentation is also available on the Company’s website www.syb.com.

About Stock Yards Bancorp, Inc.:
Louisville, Kentucky-based Stock Yards Bancorp, Inc. with $6.1 billion in assets, was incorporated in 1988 as a bank holding company. It is the parent company of Stock Yards Bank & Trust Company, which was established in 1904. The Company's common shares trade on the NASDAQ Global Select Market under the symbol SYBT. For more information about Stock Yards, visit the Company’s website at www.syb.com.

About Commonwealth Bancshares, Inc.:
Commonwealth Bancshares has $1.3 billion in assets, and manages $2.6 billion in wealth and trust assets, including $200 million of assets in association with its Bowling Green partner, Landmark Financial Advisors. Commonwealth Bank & Trust, founded in 1881, is headquartered in Louisville, Kentucky and currently operates 14 retail branches across Jefferson and Shelby Counties and two branches in Northern Kentucky. For more information about Commonwealth, visit its website at www.cbandt.com.

Forward-Looking Statements

Certain statements contained in this communication, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, certain plans, expectations, goals, projections, and benefits relating to the proposed merger transaction between Stock Yards Bancorp, Inc. (“Stock Yards”) and Commonwealth Bancshares, Inc. (“Commonwealth”) which are subject to numerous assumptions, risks and uncertainties. Words or phrases such as “anticipate,” “believe,” “aim,” “can,” “conclude,” “continue,” “could,” “estimate,” “expect,” “foresee,” “goal,” “intend,” “may,” “might,” “outlook,” “possible,” “plan,” “predict,” “project,” “potential,” “seek,” “should,” “target,” “will,” “will likely,” “would,” or the negative of these terms or other comparable terminology, as well as similar expressions, are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Please refer to Stock Yards’ Annual Report on Form 10-K for the year ended December 31, 2020, and its Quarterly Report on Form 10-Q for the three months ended March 31, 2021, as well as its other filings with the SEC for a more detailed discussion of risks, uncertainties and factors that could cause actual results to differ from those discussed in the forward-looking statements.

Forward-looking statements are not historical facts but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of the management’s control. It is possible that actual results and outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements. In addition to factors disclosed in reports filed by Stock Yards with the SEC, risks and uncertainties for Stock Yards, Commonwealth and the combined company include, but are not limited to: the possibility that some or all of the anticipated benefits of the proposed merger will not be realized or will not be realized within the expected time period; the risk that integration of Commonwealth’s operations with those of Stock Yards will be materially delayed or will be more costly or difficult than expected; the parties’ inability to meet expectations regarding the timing, completion and accounting and tax treatments of the merger; the inability to complete the merger due to the failure of Commonwealth’s shareholders to adopt the merger agreement; the failure to satisfy other conditions to completion of the merger, including receipt of required regulatory and other approvals; the failure of the proposed transaction to close for any other reason; diversion of management's attention from ongoing business operations and opportunities due to the merger; the challenges of integrating and retaining key employees; the effect of the announcement of the merger on Stock Yards’, Commonwealth’s or the combined company’s respective customer and employee relationships and operating results; the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; dilution caused by Stock Yards’ issuance of additional shares of Stock Yards common stock in connection with the merger; the magnitude and duration of the COVID-19 pandemic and its impact on the global economy and financial market conditions and the business, results of operations and financial condition of Stock Yards, Commonwealth and the combined company; and general competitive, economic, political and market conditions and fluctuations. All forward-looking statements included in this communication are made as of the date hereof and are based on information available at that time. Except as required by law, neither Stock Yards nor Commonwealth assumes any obligation to update any forward-looking statement to reflect events or circumstances that occur after the date the forward-looking statements were made.

Additional Information Regarding the Proposed Transaction

This communication in respect of the proposed merger transaction between Stock Yards and Commonwealth is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities. In connection with the proposed transaction, Stock Yards and Commonwealth will prepare a proxy statement of Commonwealth that also constitutes an offering circular of Stock Yards which, when finalized, will be sent to the shareholders of Commonwealth seeking their approval of the merger-related proposals. The shares of Stock Yards common stock to be issued to Commonwealth shareholders in the proposed merger will not be registered under the Securities Act of 1933, as amended, or under any state securities laws, and those shares may not be offered or sold absent registration or an applicable exemption from the registration requirements of the Securities Act, which will be more fully described in the proxy statement/offering circular. The proxy statement/offering circular will be delivered to Commonwealth Shareholders when available. This communication is not a substitute for the proxy statement/offering circular or any other document that Stock Yards may file with the SEC. COMMONWEALTH SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT/OFFERING CIRCULAR, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT STOCK YARDS, COMMONWEALTH AND THE PROPOSED TRANSACTION. Other documents relating to the merger transaction filed by Stock Yards can be obtained free of charge from the SEC’s website at www.sec.gov. Documents filed by Stock Yards also can be obtained free of charge by accessing Stock Yards’ website at www.syb.com under the tab “Investors Relations” and then under “SEC Filings.” Alternatively, these documents and the proxy statement/offering circular, when available, can be obtained free of charge from Stock Yards upon written request to Stock Yards, Attention: Chief Financial Officer, 1040 East Main Street, Louisville, Kentucky 40206 or by calling (502) 582-2571, or to Commonwealth, Attention: Chief Financial Officer, 4350 Brownsboro Road Suite 310, Louisville, Kentucky 40207 or by calling (502) 259-2200.

Participants in the Solicitation

Stock Yards, Commonwealth and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Commonwealth’s shareholders in connection with the proposed transaction. Information about the directors and executive officers of Stock Yards and their ownership of Stock Yards common stock is set forth in the definitive proxy statement for Stock Yards’ 2021 annual meeting of shareholders, as previously filed with the SEC on March 12, 2021, and Stock Yards’ Annual Report on Form 10-K for the year ended December 31, 2020, as previously filed with the SEC on February 26, 2021, as well as other documents filed with the SEC. Information about the directors and executive officers of Commonwealth and their ownership of Commonwealth common stock, as well as additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by securities holdings or otherwise, will be included in the proxy statement/offering circular when it becomes available. You may obtain free copies of these documents from Stock Yards or Commonwealth using the sources indicated above.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to buy securities nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. This communication is also not a solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise. No offer of securities or solicitation will be made except by means of the proxy statement/offering circular described in the preceding paragraphs.

Non-GAAP Measures

This communication contains certain non-generally accepted accounting principle (“GAAP”) financial measures of Stock Yards and Commonwealth determined by methods other than in accordance with GAAP. Non-GAAP financial measures are utilized to provide meaningful supplemental information regarding performance. Stock Yards believes these non-GAAP measures are beneficial in assessing operating results and related trends, and when planning and forecasting future periods. These non-GAAP disclosures should be considered in addition to, and not as a substitute for or preferable to, financial results determined in accordance with GAAP. The non-GAAP financial measures used may differ from the non-GAAP financial measures other financial institutions use to measure their results of operations.

Contact:	T. Clay Stinnett
Stock Yards Bancorp, Inc.
Executive Vice President, Treasurer
and Chief Financial Officer
(502) 625-0890